UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2026

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1990 E. Grand Ave.
El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 12, 2026, the Company held a special meeting of stockholders (the “Special Meeting”). The purpose of the Special Meeting was described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on July 13, 2026 (the “Definitive Proxy Statement”).

As of June 17, 2026, the record date for the Special Meeting (the “Record Date”), 351,244,672 shares were entitled to vote (collectively, the “Voting Shares”), consisting of 346,161,912 shares of FFAI Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”); 6,667 shares of FFAI Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”); 5,071,258 shares of FFAI Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”); and 11,502 shares of FFAI Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Convertible Preferred Stock”, and, collectively with Series B Preferred Stock, the “Preferred Stock”). A total of 169,598,130 shares of Common Stock, 4,785,649 shares of Series B Preferred Stock, and 11,502 shares of the Series C Convertible Preferred Stock were present at the Special Meeting, by virtual attendance or by proxy, constituting a quorum.

Set forth below are the final voting results, based on the certified final report provided by the inspector of elections of the Special Meeting, for Proposal 1, Proposal 2, and Proposal 3 (collectively, the “Proposals”), each of which is set forth below and described in detail in the Definitive Proxy Statement.

Proposal 1: Private Placement Proposal

The Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of senior convertible promissory notes (the “Notes”) to investors in a private placement offering in an aggregate principal amount of $25 million, pursuant to the terms of that certain Securities Purchase Agreement, dated as of May 15, 2026 (the “Closing Date”), by and among the Company and investors named therein (each an “Investor”), the conversion of which and issuance into the Company’s Class A Common Stock would be equal to 20% or more of the Class A Common Stock outstanding immediately prior to the issuance of such shares. Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) within 45 calendar days of the Closing Date to register for resale 200% of the shares of Class A Common Stock issuable pursuant to the Notes, and seek effectiveness within 105 days following the Closing Date, and keep such Registration Statement effective at all times until no Investor owns any Notes or shares of Class A Common Stock issuable upon conversion or exercise thereof. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,320,304	2,322,259	230,709	111,747,199

Proposal 2: Name Change Proposal

The Company’s stockholders did not approve an amendment to the Company’s Charter to change the Company’s name from Faraday Future Intelligent Electric Inc. to Faraday Future Physical AI Ecosystem Inc. as the total number of shares voting for such proposal was less than a majority of the voting power of the outstanding shares of FFAI Common Stock and FFAI Preferred Stock, voting together as a single class. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
145,312,739	71,277,813	2,029,919	N/A

Proposal 3: Adjournment Proposal

The Company’s stockholders approved the adjournments of the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve one or more Proposals at the time of such adjournment or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
211,950,795	5,981,908	687,768	N/A

Item 8.01 Other Events.

 On August 12, 2026, the Company issued a press release with respect to the voting results of the Special Meeting set forth in Item 5.07 of this Current Report on Form 8-K. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: August 13, 2026	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

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